Exhibit 21

List of Significant Subsidiaries

As of December 31, 2015

Listed below are subsidiaries of Philip Morris International Inc. (the “Company”) as of December 31, 2015 and their state or country of organization. This list omits the subsidiaries of the Company that in the aggregate would not constitute a “significant subsidiary” of the Company, as that term is defined in Rule 1-02(w) of Regulation S-X.

Name	State or Country of Organization

Compania Colombiana de Tabaco S.A.	Colombia
Leonard Dingler (Proprietary) Limited	South Africa
Massalin Particulares S.A.	Argentina
Nicocigs Limited	United Kingdom
Papastratos Cigarette Manufacturing Company	Greece
Philip Morris Brands Sàrl	Switzerland
Philip Morris Brasil Industria e Comercio Ltda.	Brazil
Philip Morris Mexico Productos Y Servicios, S. de R.L. de C.V.	Mexico
Philip Morris CR a.s.	Czech Republic
Philip Morris Exports Sàrl	Switzerland
Philip Morris Finance SA	Switzerland
Philip Morris Finland OY	Finland
Philip Morris Global Brands Inc.	USA
Philip Morris GmbH	Germany
Philip Morris Hungary Cigarette Trading Ltd.	Hungary
Philip Morris Holland Holdings B.V.	Netherlands
Philip Morris International Management SA	Switzerland
Philip Morris Investments B.V.	Netherlands
Philip Morris Japan Kabushiki Kaisha	Japan
Philip Morris Kazakhstan LLP	Kazakhstan
Philip Morris Korea Inc.	Korea, Republic of
Philip Morris Limited	Australia
Philip Morris Manufacturing GmbH	Germany
Philip Morris Manufacturing & Technology Bologna S.p.A.	Italy
Philip Morris Mexico, Sociedad Anónima de Capital Variable	Mexico
Philip Morris Misr Limited Liability Company	Egypt
Philip Morris Operations a.d. Nis	Serbia
Philip Morris (Pakistan) Limited	Pakistan
Philip Morris Philippines Manufacturing Inc.	Philippines
Philip Morris Polska S.A.	Poland
Philip Morris Products S.A.	Switzerland
Philip Morris SA, Philip Morris Sabanci Pazarlama ve Satis A.S.	Turkey
Philip Morris Sales and Marketing Ltd.	Russia
PHILSA Philip Morris Sabanci Sigara ve Tutunculuk Sanayi ve Ticaret A.S.	Turkey
PMFTC Inc.	Philippines
PMI Global Services Inc.	USA
PM Tobakk Norge AS	Norway
PT Hanjaya Mandala Sampoerna Tbk.	Indonesia
PT Philip Morris Indonesia	Indonesia
Rothmans, Benson & Hedges Inc.	Canada
Tabaqueira II, S.A.	Portugal
Tabaqueira - Empresa Industrial de Tabacos, S.A.	Portugal
UAB Philip Morris Lietuva	Lithuania
ZAO Philip Morris Izhora	Russia